Exhibit 99.1

Media contact:	Investor contact:
Media Relations	Lavanya Sareen
(206)304-0008	Managing Director, Investor Relations
(206) 392-5656

FOR IMMEDIATE RELEASE	April 26, 2017

Alaska Air Group Reports First Quarter 2017 Results
Financial Highlights:

•
Reported net income for the first quarter under Generally Accepted Accounting Principles ("GAAP") of $99 million or $0.79 per diluted share, compared to net income of $184 million, or $1.46 per diluted share in 2016. As the acquisition of Virgin America Inc. ("Virgin America") closed on December 14, 2016, first quarter 2017 information reflects the results of Virgin America, including the impacts associated with purchase accounting. First quarter 2016 results do not include Virgin America.

•
Reported first quarter net income, excluding merger-related costs and mark-to-market fuel hedging adjustments, of $130 million, compared to $183 million in the first quarter of 2016. Adjusted diluted earnings per share were $1.05, compared to $1.45 in the first quarter of 2016. This quarter's results were in line with First Call analyst consensus estimate of $1.02 per share.

•	Paid $0.30 per-share quarterly cash dividend in the first quarter, a 9% increase over the dividend paid in the first quarter of 2016.

•	Total assets surpassed $10 billion for the first time in Air Group's history.

•	Generated approximately $470 million of operating cash flow and used approximately $215 million for capital expenditures, resulting in $255 million of free cash flow in the first quarter of 2017.

•	Held $1.7 billion in unrestricted cash and marketable securities as of March 31, 2017.
Operational Accomplishments and Highlights:

•
Released the single largest new market announcement in Air Group's history, adding 20 new nonstop markets from San Francisco International ("SFO"), San Jose International ("SJC") and San Diego ("SAN"). In total, announced 26 and launched six new routes during the quarter, highlighting the primary purpose of the Virgin America acquisition, which is to grow the combined airline and become the premier carrier for guests on the West Coast.

•
Reached a tentative agreement with the International Brotherhood of Teamsters to amend the eight-year contract with Horizon's pilots, which will provide Horizon the ability to attract and retain the best pilots in the regional industry.

•
Granted "Single Carrier Determination" by the National Mediation Board ("NMB") for Alaska Airlines and Virgin America, paving the way for labor integration and union representation. The NMB officially certified the Association of Flight Attendants as the union representative for Virgin America inflight teammates.

•	Took delivery of the first of 33 E175s to be flown by subsidiary Horizon Air.

•	Became the first airline to take delivery of the Airbus A321neo in April 2017. The aircraft is the first of five scheduled for delivery through 2017.

•	Launched various new in-flight amenities, including Free Chat, upgraded food and beverage options, and Premium Class service.

•	Added Condor Airlines as a global Mileage Plan partner.

•
Alaska Airlines: Ranked No. 1 in the "Airline Quality Rating" of performance and quality for 2016—a study performed by Embry-Riddle Aeronautical University focused on four major areas of airline performance aspects important to air travel consumers.

•	Alaska Airlines: Named one of top ten airlines in the world by tripadvisor.com in 2017 Travelers' Choice awards.

•	Alaska Airlines: Won the "Best Rewards Program" for Mileage Plan for carriers in the "Americas" region in the sixth annual FlyerTalk Award.
SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported first quarter 2017 GAAP net income of $99 million, or $0.79 per diluted share, compared to $184 million, or $1.46 per diluted share in the first quarter of 2016. Excluding the impact of special items and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $130 million, or $1.05 per diluted share, compared to $183 million, or $1.45 per diluted share, in 2016.
“We are pleased to report a solid profit for the first quarter,” said CEO Brad Tilden. “With the biggest integration decisions behind us, the hard work of executing the plan now lies ahead. We’ve laid a foundation for growth with our recent announcements of 37 new routes, and the leadership team is fully focused on running a great airline and doing the things we do well—taking care of our guests, building loyalty, and operating on time.”
The following table reconciles the company's reported GAAP net income and earnings per diluted share ("diluted EPS") during the first quarters of 2017 and 2016 to adjusted amounts:

	Three Months Ended March 31,
	2017		2016
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$99	$0.79	$184	$1.46
Mark-to-market fuel hedge adjustments	10	0.08	(2)	(0.02)
Special items—merger-related costs	40	0.33	—	—
Income tax effect on special items and fuel hedge adjustments	(19)	(0.15)	1	0.01
Non-GAAP adjusted income and per-share amounts	$130	$1.05	$183	$1.45

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.
A conference call regarding the first quarter results will be simulcast online at 8:30 a.m. Pacific time on April 26, 2017. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

###
Alaska Airlines, together with Virgin America and its regional partners, flies 40 million customers a year to 118 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, Costa Rica and Cuba. With Alaska and Alaska Global Partners, customers can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Mileage Plan ranked "Highest in Customer Satisfaction with Airline Loyalty Rewards Programs" in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. Learn more about Alaska’s award-winning service and unmatched reliability at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, amounts presented below include Virgin America results for the three months ended March 31, 2017 but not for the prior period.

	Three Months Ended March 31,
(in millions, except per-share amounts)	2017	2016	Change(a)
Operating Revenues:
Passenger
Mainline	$1,272	$927	37%
Regional	212	206	3%
Total passenger revenue	1,484	1,133	31%
Freight and mail	24	24	—%
Other—net	241	190	27%
Total Operating Revenues	1,749	1,347	30%

Operating Expenses:
Wages and benefits	448	336	33%
Variable incentive pay	31	32	(3)%
Aircraft fuel, including hedging gains and losses	339	167	103%
Aircraft maintenance	87	68	28%
Aircraft rent	65	29	124%
Landing fees and other rentals	115	80	44%
Contracted services	81	60	35%
Selling expenses	81	49	65%
Depreciation and amortization	90	88	2%
Food and beverage service	45	31	45%
Third-party regional carrier expense	27	23	17%
Special items—merger-related costs	40	—	NM
Other	134	94	43%
Total Operating Expenses	1,583	1,057	50%
Operating Income	166	290	(43)%

Nonoperating Income (Expense):
Interest income	7	6
Interest expense	(25)	(13)
Interest capitalized	4	8
Other—net	—	1
Total Nonoperating Income (Expense)	(14)	2	(800)%
Income Before Income Tax	152	292
Income tax expense	53	108
Net Income	$99	$184	(46)%

Basic Earnings Per Share:	$0.80	$1.47	(46)%
Diluted Earnings Per Share:	$0.79	$1.46	(46)%

Shares Used for Computation:
Basic	123.495	124.550	(1)%
Diluted	124.299	125.328	(1)%

Cash dividend declared per share:	$0.300	$0.275

(a)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	March 31, 2017	December 31, 2016
Cash and marketable securities	$1,710	$1,580

Total current assets	2,213	2,050
Property and equipment—net	5,809	5,666
Goodwill	1,942	1,934
Intangible assets	139	143
Other assets	199	169
Total assets	10,302	9,962

Air traffic liability	1,218	849
Current portion of long-term debt	332	319
Other current liabilities	1,285	1,367
Current liabilities	2,835	2,535
Long-term debt	2,531	2,645
Other liabilities and credits	1,922	1,851
Shareholders' equity	3,014	2,931
Total liabilities and shareholders' equity	$10,302	$9,962

Debt-to-capitalization ratio, adjusted for operating leases(a)	58%	59%

Number of common shares outstanding	123.729	123.328

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, Consolidated and Mainline amounts presented below include Virgin America results for the three months ended March 31, 2017 but not for the prior period.

	Three Months Ended March 31,
	2017	2016	Change(e)
Consolidated Operating Statistics:(a)
Revenue passengers (000)	10,018	7,835	27.9%
RPMs (000,000) "traffic"	11,708	8,571	36.6%
ASMs (000,000) "capacity"	14,394	10,453	37.7%
Load factor	81.3%	82.0%	(0.7)pts
Yield	12.68¢	13.22¢	(4.1)%
PRASM	10.31¢	10.84¢	(4.9)%
RASM	12.15¢	12.88¢	(5.7)%
CASMex(b)	8.37¢	8.51¢	(1.6)%
Economic fuel cost per gallon(c)	$1.78	$1.29	38.0%
Fuel gallons (000,000)	184	132	39.4%
ASM's per gallon	78.2	79.2	(1.3%)
Average number of full-time equivalent employees (FTE)	18,682	14,357	30.1%

Mainline Operating Statistics:
Revenue passengers (000)	7,783	5,642	37.9%
RPMs (000,000) "traffic"	10,827	7,716	40.3%
ASMs (000,000) "capacity"	13,260	9,354	41.8%
Load factor	81.7%	82.5%	(0.8)pts
Yield	11.75¢	12.01¢	(2.2)%
PRASM	9.59¢	9.91¢	(3.2)%
RASM	11.44¢	11.99¢	(4.6)%
CASMex(b)	7.53¢	7.49¢	0.5%
Economic fuel cost per gallon(c)	$1.78	$1.28	39.1%
Fuel gallons (000,000)	164	113	45.1%
ASM's per gallon	80.8	82.8	(2.4%)
Average number of FTE's	15,007	11,123	34.9%
Aircraft utilization	10.8	10.6	1.9%
Average aircraft stage length	1,245	1,237	0.6%
Operating fleet	217	152	65 a/c

Regional Operating Statistics:(d)
Revenue passengers (000)	2,234	2,192	1.9%
RPMs (000,000) "traffic"	880	855	2.9%
ASMs (000,000) "capacity"	1,134	1,100	3.1%
Load factor	77.6%	77.7%	(0.1)pts
Yield	24.13¢	24.09¢	0.2%
PRASM	18.73¢	18.72¢	0.1%
Operating fleet	73	67	6 a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	See a reconciliation of economic fuel cost in the accompanying pages.

(d)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

(e)	See Combined Comparative information in the accompanying pages for year-over-year comparisons including Virgin America.

SUPPLEMENTARY COMBINED COMPARATIVE FINANCIAL AND OPERATING INFORMATION (unaudited)

We believe that analysis of specific financial and operational results on a combined basis provides more meaningful year-over-year comparisons. The table below provides "Combined Comparative" results for the three months ended March 31, 2016, determined as the sum of the historical consolidated results of Air Group and of Virgin America. Virgin America's financial information has been conformed to reflect Air Group's historical financial statement presentation for each period presented. This information does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the periods presented.

	Three Months Ended March 31,
	2017	2016
	As Reported	Combined(a)	Change
Combined Comparative Operating Results
Passenger revenue	$1,484	$1,462	2%
Other revenue	265	248	7%
Total Operating Revenues	1,749	1,710	2%
Non-fuel operating expense	1,244	1,150	8%
Fuel expense	339	238	42%
Total Operating Expenses	1,583	1,388	14%
Operating Income	166	322	(48)%
Nonoperating income (expense)	(14)	(2)	600%
Income Before Tax	152	320	(53)%
Special items—merger-related costs	40	2	NM
Mark-to-market fuel hedge adjustments	10	(3)	NM
Adjusted Income Before Tax	$202	$319	(37)%

Combined Comparative Operating Statistics
Revenue passengers (in 000)	10,018	9,602	4.3%
RPMs (in 000,000)	11,708	11,186	4.7%
ASMs (in 000,000)	14,394	13,719	4.9%
Load Factor	81.3%	81.5%	(0.2) pts
PRASM	10.31 ¢	10.66 ¢	(3.3)%
RASM	12.15 ¢	12.47 ¢	(2.6)%
CASMex	8.37 ¢	8.36 ¢	0.1%

(a)	Refer to our Investor Update issued on April 12, 2017 on Form 8-K for further details of the calculation of the three months ended March 31, 2016 combined data.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, Consolidated and Mainline amounts presented below include Virgin America results for the three months ended March 31, 2017 but not for the prior period.

	Three Months Ended March 31, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,272	$—	$—	$—	$1,272	$—	$1,272
Regional	—	212	—	—	212	—	212
Total passenger revenues	1,272	212	—	—	1,484	—	1,484
CPA revenues	—	—	97	(97)	—	—	—
Freight and mail	23	1	—	—	24	—	24
Other—net	222	17	1	1	241	—	241
Total operating revenues	1,517	230	98	(96)	1,749	—	1,749
Operating expenses
Operating expenses, excluding fuel	998	200	103	(97)	1,204	40	1,244
Economic fuel	292	36	—	1	329	10	339
Total operating expenses	1,290	236	103	(96)	1,533	50	1,583
Nonoperating income (expense)
Interest income	7	—	—	—	7	—	7
Interest expense	(22)	—	(2)	(1)	(25)	—	(25)
Other	3	—	—	1	4	—	4
Total Nonoperating income (expense)	(12)	—	(2)	—	(14)	—	(14)
Income (loss) before income tax	$215	$(6)	$(7)	$—	$202	$(50)	$152

	Three Months Ended March 31, 2016
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$927	$—	$—	$—	$927	$—	$927
Regional	—	206	—	—	206	—	206
Total passenger revenues	927	206	—	—	1,133	—	1,133
CPA revenues	—	—	103	(103)	—	—	—
Freight and mail	23	1	—	—	24	—	24
Other—net	172	17	1	—	190	—	190
Total operating revenues	1,122	224	104	(103)	1,347	—	1,347
Operating expenses
Operating expenses, excluding fuel	701	186	105	(102)	890	—	890
Economic fuel	144	25	—	—	169	(2)	167
Total operating expenses	845	211	105	(102)	1,059	(2)	1,057
Nonoperating income (expense)
Interest income	6	—	—	—	6	—	6
Interest expense	(12)	—	(1)	—	(13)	—	(13)
Other	7	—	—	2	9	—	9
Total Nonoperating income (expense)	1	—	(1)	2	2	—	2
Income (loss) before income tax	$278	$13	$(2)	$1	$290	$2	$292

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes merger-related costs and mark-to-market fuel-hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

As the acquisition closed on December 14, 2016, amounts presented below include Virgin America results for the three months ended March 31, 2017 but not for the prior period.

CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended March 31,
	2017		2016
Consolidated:
CASM	11.00	¢	10.11	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.36		1.60
Special items—merger-related costs	0.27		—
CASM excluding fuel and special items	8.37	¢	8.51	¢

Mainline:
CASM	10.11	¢	9.01	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	2.28		1.52
Special items—merger-related costs	0.30		—
CASM excluding fuel and special items	7.53	¢	7.49	¢

Fuel Reconciliation
	Three Months Ended March 31,
	2017		2016
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$325	$1.76	$165	$1.26
Losses on settled hedges	4	0.02	4	0.03
Consolidated economic fuel expense	329	1.78	169	1.29
Mark-to-market fuel hedge adjustment	10	0.06	(2)	(0.02)
GAAP fuel expense	$339	$1.84	$167	$1.27
Fuel gallons	184		132

Note A: Pursuant to Regulation G, we are providing reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share ("EPS") using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus 320 family jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile